Exhibit 21.0
SUBSIDIARIES AND AFFILIATES

Company		Ownership Interest
A and M Signalling Services Private Limited	India	100%
ABU GmbH	Nordhorn, Germany	24.8%
AM General Contractors SpA	Genova, Italy	100%
A M Rail Group Limited	Burton-on-Trent, UK	100%
A M Signalling Design Limited	Burton-on-Trent, UK	100%
Annax GmbH	Brunnthal, Germany	100%
Annax Scheiz AG	Bern, Switzerland	100%
Annax (Suzhou) Rail Systems Co., Ltd.	Suzhou, China	100%
Ateliers Hubert Gerken S.A.	Belgium	100%
Austbreck Pty, Ltd.	Hallam, Victoria, Australia	100%
Barber Steel Foundry Corp.	Rothbury, Michigan	100%
Barber Tian Rui Railway Supply LLC	Park Ridge, Illinois	50%
Bearward Engineering Limited	Northampton, UK	100%
Becorit GmbH	Recklinghausen,Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	Beijing, China	100%
Brecknell Willis & Co., Ltd.	Char, Somerset, UK	100%
Cambridge Forming and Cutting Ltd.	Ontario, Canada	100%
Changzhou CRRC Wabtec Diesel Engine Company Limited	Changzhou, China	50%
CoFren S.A.S.	Vierzon, France	100%
CoFren S.r.l.	Avellino, Italy	100%
Coleman Hydraulics Limited	Burton-on-Trent, UK	100%
Datong Faiveley Railway Vehicle Equipment Co. Ltd.	Datong City, China	50%
Deptol Limited	Dublin, Ireland	100%
Durox Company	Strongville, Ohio	100%
East Erie Commercial Railroad	Erie, Pennsylvania	100%
E-Carbon Asia Sdn. Bhd.	China	50%
E-Carbon S.A.	Belgium	100%
Electrical Carbon UK Limited	United Kingdom	100%
Evand Pty Ltd.	Wetherill Park, Australia	100%
Faiveley Rail Engineering Singapore Pte Ltd.	Singapore	50%
Faiveley Transport Amiens	Amiens, France	100%
Faiveley Transport Asia Pacific Ltd.	Hong Kong	100%
Faiveley Transport Australia Ltd.	Rosehill, Australia	100%
Faiveley Transport Birkenhead Ltd.	Birkenhead, UK	100%
Faiveley Transport Bochum GmbH	Bochum, Germany	100%
Faiveley Transport Canada Inc	Montreal, Canada	100%
Faiveley Transport Czech a.s.	Plzen, Czech Republic	100%
Faiveley Transport Chile SpA.	Santiago, Chile	100%
Faiveley Transport Far East Ltd.	Hong Kong	100%
Faiveley Transport Holding Gmbh & Co. KG	Whitten, Germany	100%
Faiveley Transport Iberica SA	La Selva del Camp, Spain	100%
Faiveley Transport Italia Spa	Turin, Italy	100%
Faiveley Transport Korea Ltd.	Seoul, Korea	100%
Faiveley Transport Leipzig GmbH & Co-KG	Scheuditz, Germany	100%
Faiveley Transport Metro Technology Shanghai Co. Ltd.	Shanghai, China	100%
Faiveley Transport Metro Technology Taiwan Ltd.	Taipei, Taiwan	100%
Faiveley Transport Metro Technology Thailand Co. Ltd.	Bangkok, Thailand	100%
Faiveley Transport Nordic AB	Landskrona, Sweden	100%

Exhibit 21.0

Faiveley Transport North America Inc	Greenville, South Carolina	100%
Faiveley Transport Nowe GmbH	Elze, Germany	100%
Faiveley Transport NSF	Neuville en Ferrain, France	100%
Faiveley Transport Plezn s.r.o.	Nyrany, Chech Republic	100%
Faiveley Transport Polska zoo	Poznan, Poland	100%
Faiveley Transport Rail Technologies India Private Limited	Himachal Pradesh, India	100%
Faiveley Transport Railway Trading Co. Ltd.	Shanghai, China	100%
Faiveley Transport SAS	Gennevilliers, France	100%
Faiveley Transport Schwab AG	Schaffhausen, Switzerland	100%
Faiveley Transport Schweiz AG	Hagendorf, Switzerland	100%
Faiveley Transport Service Maroc	Casablanca, Morocco	100%
Faiveley Transport Systems Technology (Beijing) Co. Ltd.	Beijing, China	100%
Faiveley Transport Tamworth Ltd.	Tamworth, Staffordshire, UK	100%
Faiveley Transport Tours	Saint Pierre des Corps, France	100%
Faiveley Transport Tremosnice s.r.o.	Treomsnice, Czech Republic	100%
Faiveley Transport USA Inc	Greenville, South Carolina	100%
Faiveley Transport Verwaltungs GmbH	Scheuditz, Germany	100%
F.I.P. Pty Ltd.	Sydney, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	Kempton Park, South Africa	100%
Fandstan Electric Group, Ltd.	London, UK	100%
Fandstan Electric, Ltd.	London, UK	100%
F.T.M.T. Singapore Pte Ltd.	Singapore	100%
Gerken Group S.A.	Belgium	100%
Gerken Nordiska Karma Aktiebolag	Sweden	49%
Gerken SAS	France	100%
GE (Shijiazhuang) Mining Equipment Co., Ltd.	Shijiazhuang, China	100%
GE Transportation, A Wabtec Company	Wilmington, Delaware	100%
Graham White Manufacturing Company	Salem, Virginia	100%
Huatie Wabtec Faiveley (Qingdao) Transport Equipment Co., Ltd.	Beijing, China	49%
Hunan Times Wabtec Transportation Equipment Co., Ltd.	Changsha, Hunan, China	50%
Industrea Chile S.A.	Chile	100%
Industrea Hong Kong YL Limited	Hong Kong, China	100%
Industrea Mining Equipment Pty Ltd.	Springfield Central, Australia	100%
Industrea Mining Technology Pty Ltd.	Fountaindale, Australia	100%
Industrea Pty Ltd.	North Sydney, Australia	100%
Industrea Wadam (Beijing) Mining Equipment Technical Services Co., Ltd.	Beijing, China	100%
Industrea Wadam Pty Ltd.	Burnley, Australia	100%
Jiaxiang HK Smart Technology Co. Ltd.	Hong Kong, China	100%
JSC Lokomotiv Kurastyru Zauyty	Kazakhstan	50%
Keelex 351 Limited	Barton Under Needwood, England	100%
Komatsu Wabtec Mining Systems, LLC	Wilmington, Delaware	50%
LH Access Technology Limited	Barton Under Needwood, England	100%
LH Group Services Limited	Barton Under Needwood, England	100%
LH Group Wheelsets Limited	Barton Under Needwood, England	100%
Limited Liability Company Transportation Ukraine	Ukraine	100%
Locomotive Manufacturing and Services, S.A. de C.V.	Mexico City, Mexico	100%
Longwood Elastomers, S.A.	Soria, Spain	100%
Longwood Engineered Products, Inc.	Greensboro, North Carolina	100%
Longwood International, Inc.	Greensboro, North Carolina	100%
LWI Elastomers International, S.L.	Madrid, Spain	100%

Exhibit 21.0

LWI International B.V.	Amsterdam, Netherlands	100%
Medagao (Suzhou) Rubber-Metal Components Co., Ltd.	Suzhou, Jiangsu, China	100%
Melett (Changzhou) Precision Machinery Co. Limited	Jiangsu, China	100%
Melett Limited	South Yorkshire, England	100%
Melett North America, Inc.	Memphis, Tennessee	100%
Melett Polska Spolka z Ograniczona odpowiedzialnoscia	Bydgos,Poland	100%
Merz Industrietechnik GmbH	Österreich, Austria	100%
Metalocaucho, S.L.	Urnieta, Gipuzkoa, Spain	100%
Mors Smitt France S.A.S.	Sable sur Sarthe, France	100%
Mors Smitt Holding S.A.S.	Utrecht, Netherlands	100%
Mors Smitt Technologies, Inc.	Buffalo Grove, Illinois	100%
Mors Smitt UK Ltd.	West Midlands, UK	100%
MorsSmitt Asia, Ltd.	Kwun Tong, Hong Kong	100%
MotivePower, LLC	Boise, Idaho	100%
MTC India Rubber Metal Components Private Limited	Bangalore, India	100%
Napier Turbochargers Australia Pty Ltd.	Sydney, NSW, Australia	100%
Napier Turbochargers Limited	Lincoln, Lincolnshire, UK	100%
Nordco Enterprises, Inc.	Wilmington, Delaware	100%
Nordco Holding Company	Wilmington, Delaware	100%
Nordco Holdings Inc.	Wilmington, Delaware	100%
Nordco Inc.	Wilmington, Delaware	100%
Nordco Rail Services, LLC	Hartford, Connecticut	100%
o.o.o. Faiveley Transport	Leningrad Region, Russia	100%
Orion Engineering Ltd.	Hong Kong, China	100%
Pantrac GmbH	Germany	100%
Parts Supply Limited	Leicestershire, England	100%
Poli S.r.l.	Camisano, Italy	100%
Powerhouse Engine Solutions Holding GmbH	Zug, Switzerland	100%
Powerhouse Engine Solutions Switzerland IP Holdings GmbH	Zug, Switzerland	100%
Pride Bodies Ltd.	Ontario, Canada	100%
PT Transportation Solutions Indonesia	Indonesia	100%
Qingdao Faiveley Sri Rail Brake Co. Ltd.	Qingdao, Shadong, China	50%
Railcar Management, LLC	Atlanta, Georgia	100%
Railroad Controls Construction, Inc.	Benbrook, Texas	100%
Railroad Friction Products Corporation	Maxton, North Carolina	100%
RCLP Acquisition LLC	Benbrook, Texas	100%
Relay Monitoring Systems Pty Ltd.	Mulgrave, Australia	100%
Relco Land Holdings of Cedar Rapids, LLC	Albia, Iowa	100%
Relco Locomotives, Inc	Albia, Iowa	100%
RFPC Holding Corp.	Wilmington, Delaware	100%
Ricon Corp.	San Fernando, California	100%
SAB Wabco (Investments) Ltd.	Birkenhead, UK	100%
SAB Wabco UK Ltd.	Birkenhead, UK	100%
Schaefer Equipment, Inc.	Warren, Ohio	100%
SCT Europe Ltd.	Kirkcaldy, Fife, UK	100%
SCT Technology LLC	Wilmington, Delaware	100%
Semvac A/S	Odense, Denmark	100%
Shenyang CRRC Wabtec Railway Brake Technology Company, Ltd.	Shenyang, China	50%
Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.	Shijiazhuang, China	100%
ShipXpress Technologies (Private) Limited	Nugegoda, Sri Lanka	100%

Exhibit 21.0

Shuttlewagon, Inc.	Wilmington, Delaware	100%
Speer Carbon Company, LLC	St Marys, Pennsylvania	20%
Standard Car Truck-Asia, Inc.	Chaoyang District, Beijing	100%
Stemmann Polska SP Zoo	Katy Wroclawskie, Poland	100%
Stemmann Technik France SAS	Buchelay, France	100%
Stemmann-Technik GmbH	Schüttorf, Germany	100%
Stemmann-Technik Hong Kong Company Limited	Hong Kong, China	100%
Stemmann-Technik (Shanghai) Ltd.	Shanghai, China	100%
Super Metal Ltda.	Minas Gerais, Brazil	100%
TMT Holding AB	Stockholm, Sweden	100%
Transportation Eastern Europe S.r.l.	Chisinau, Moldova	100%
Transportation Global Egypt L.L.C.	Egypt	100%
Transportation Global LLC	Wilmington, Delaware	100%
Transportation Holdings UK Limited	Altrincham, England	100%
Transportation IP Holdings, LLC	Wilmington, Delaware	100%
Transportation Kazakhstan Limited Liability Partnership	Kazakhstan	100%
Transportation Poland sp. z o.o	Poland	100%
Transportation Rus Limited Liability Company	Moscow, Russia	100%
Transportation Services and Technologies Nigeria Ltd.	Lagos, Nigeria	100%
Transportation Systems and Services Cameroon Ltd.	Cameroon	100%
Transportation Systems Pakistan (Private) Limited	Lahore, Pakistan	100%
Transportation Systems Services Operations Inc.	Carson City, Nevada	100%
TransTech of South Carolina, Inc.	Piedmont, South Carolina	100%
TRSP Systems and Services Kenya Ltd.	Kenya	100%
TRSP Systems (Malaysia) SDN. BHD	Malaysia	100%
Turbonetics Holdings, Inc.	Moorpark, California	100%
Vapor Ricon Europe Ltd.	Loughborough, Leicestershire, UK	100%
Wabtec Australia Pty. Limited	Rydalmere, Australia	100%
Wabtec (Beijing) Investment Co. Ltd.	Beijing, Fengtai District, China	100%
Wabtec Brasil Fabricacao e Manutencao de Equipamentos Ltda.	Belo Horizonte, Brazil	100%
Wabtec Components LLC	Park Ridge, Illinois	100%
Wabtec Corporation	Wilmerding, Pennsylvania	100%
Wabtec Canada, Inc	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong, China	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong, China	100%
Wabtec Control Systems Pty Ltd.	Osborne Park, Australia	100%
Wabtec de Mexico, S. de R.L. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Economic and Trading (Shanghai) Co., Ltd.	Shanghai, China	100%
Wabtec Egypt for Commercial Agencies	New Cairo, Egypt	100%
Wabtec Faiveley Rayli Sistemleri Ltd. Sti	Istanbul, Turkey	100%
Wabtec Faiveley Turkey Ulaşım Sistemleri ve Hizmetleri AŞ	Istanbul, Turkey	100%
Wabtec France S.A.S.	Paris, France	100%
Wabtec FRG GmbH	Recklinghausen, Germany	100%
Wabtec FRG Holdings GmbH & Co. KG	Recklinghausen, Germany	100%
Wabtec Finance LLC	Wilmington, Delaware	100%
Wabtec Greenville Real Estate LLC	Greenville, South Carolina	100%
Wabtec Holding LLC	Wilmington, Delaware	100%
Wabtec Holdings South Africa (Pty) Ltd.	Johannesburg, South Africa	75%
Wabtec India Industrial Private Limited	New Delhi, India	100%
Wabtec International, Inc.	Wilmington, Delaware	100%

Exhibit 21.0

Wabtec Locomotive Private Limited	New Delhi, India	75%
Wabtec Manufacturing, LLC	Wilmington, Delaware	100%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	San Luis Potosí, Mexico	100%
Wabtec Manufacturing Solutions, LLC	Wilmington, Delaware	100%
Wabtec Mozambique Limitada	Nacala, Mozambique	100%
Wabtec MZT AD Skopje	Skopje, Macedonia	87%
Wabtec Poland Sp. z.o.o.	Poznan, Poland	100%
Wabtec Netherlands B.V.	Amsterdam, Netherlands	100%
Wabtec Netherlands Holdings B.V.	Amsterdam, Netherlands	100%
Wabtec Railway Electronics Corporation	Halifax, Nova Scotia, Canada	100%
Wabtec Railway Electronics Holdings, LLC	Wilmington, Delaware	100%
Wabtec Railway Electronics Manufacturing, Inc.	Wilmington, Delaware	100%
Wabtec Railway Electronics, Inc.	Wilmington, Delaware	100%
Wabtec Receivables LLC	Wilmington, Delaware	100%
Wabtec Rus LLC	Moscow, Russia	100%
Wabtec South Africa Proprietary Limited	Kempton Park, South Africa	100%
Wabtec South Africa Technologies (Pty) Ltd.	Johannesburg, South Africa	100%
Wabtec Texmaco Rail Private Limited	Kolkata, India	60%
Wabtec (Tianjin) Electrification Technology Co., Ltd.	TianJin, China	100%
Wabtec Transportation Canada Inc.	Ontario, Canada	100%
Wabtec Transportation Egypt Services LLC	Egypt	100%
Wabtec Transportation Engines Holding B.V.	Breda, Netherlands	100%
Wabtec Transportation Global Holdings, LLC	Wilmington, Delaware	100%
Wabtec Transportation GmbH	Frankfurt am Main, Germany	100%
Wabtec Transportation Group Holdings Pty Ltd.	Richmond, Australia	100%
Wabtec Transportation Netherlands B.V.	Amsterdam, Netherlands	100%
Wabtec Transportation Netherlands Holdings B.V.	Amsterdam, Netherlands	100%
Wabtec Transportation System (Shenyang) Co. Ltd.	Shenyang, China	100%
Wabtec Transportation Systems Co. Ltd.	Beijing, China	100%
Wabtec Transportation Systems Limited	Altrincham, England	100%
Wabtec Transportation Systems, LLC	Wilmington, Delaware	100%
Wabtec UK Holdings Limited	Staffordshire, England	100%
Wabtec UK Investments Limited	Manchester, England	100%
Wabtec UK Limited	Doncaster, S.Yorkshire, UK	100%
Wabtec US Rail, Inc.	Wilmington, Delaware	100%
Wabtec-UWC Ltd.	Limassol, Cyprus	51%
Westinghouse Railway Holdings (Canada) Inc.	Toronto, Ontario, Canada	100%
Xorail, Inc.	Jacksonville, Florida	100%
Zhongshan MorsSmitt Relay Ltd.	Zhongshan, China	100%